Exhibit (d)(10)

EXECUTION VERSION

AMENDMENT TO THE AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

This AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER is made and entered into as of December 11, 2024 (this “Amendment”), by and among Crown Laboratories, Inc., a Delaware corporation (“Parent”), Reba Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub,” and together with Parent, the “Buyer Parties”), and Revance Therapeutics, Inc., a Delaware corporation (the “Company”). Each of the Company, Parent and Merger Sub is sometimes referred to as a “Party.”

RECITALS

WHEREAS, the Parties entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of December 7, 2024 (the “Agreement”).

WHEREAS, under Section 10.4 of the Agreement, the Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company; provided that provisions relating to the Financing Sources set forth in Section 10.2, Section 10.3(f), Section 10.6, Section 11.3, Section 11.6, Section 11.8, Section 11.9, Section 11.10, Section 11.11 and Section 10.4 of the Agreement (and the defined terms used therein) may not be amended, modified or altered without the prior written consent of the Financing Sources.

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 10.4 of the Agreement and as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

2. Amendments to Agreement.

(a)	The reference to “Section 11.4” in Section 1.1(zzz) of the Agreement is hereby deleted in its entirety and replaced with “Section 11.14”.

(b)	The reference to “(calculated as set forth in Rule 14d-1(g)(3) under the Exchange Act)” in Section 2.1(c) of the Agreement is hereby deleted in its entirety.

(c)	The reference to “Section 11.4” in Section 7.3(d)(ii)(2) of the Agreement is hereby deleted in its entirety and replaced with “Section 11.14”.

(d)	The reference to “Section 11.4” in Section 10.1(h)(iii) of the Agreement is hereby deleted in its entirety and replaced with “Section 11.14”.

(e)	Each reference to “Pre-Closing Claims” in Section 11.14 of the Agreement is hereby deleted in its entirety and each replaced with “Pre-Amendment Claims”.

3. Effect of Amendment. Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as set forth herein. This Amendment and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control. Whenever the Agreement is referred to in the Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Agreement as amended by this Amendment.

4. Miscellaneous. Sections 11.1–11.11, Section 11.13 and Section 11.14 of the Agreement are each hereby incorporated by reference mutatis mutandis.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

CROWN LABORATORIES, INC.

By:	/s/ Jeffery A. Bedard
Name: Jeffrey A. Bedard
Title: Chief Executive Officer

REBA MERGER SUB, INC.

By:	/s/ Jeffery A. Bedard
Name: Jeffrey A. Bedard
Title: Chief Executive Officer

REVANCE THERAPEUTICS, INC.

By:	/s/ Mark Foley
Name: Mark J. Foley
Title: President & Chief Executive Officer

[Signature Page to the Amendment to the A&R Merger Agreement]